                  AS FILED WITH THE COMMISSION ON MAY 17, 1999

                                                   REGISTRATION NO. 333-________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                                LEAR CORPORATION
             (Exact name of registrant as specified in its charter)



          Delaware                                     13-3386776
          --------                                     ----------
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)




        21557 Telegraph Road                                48086-5008
                                                            ----------
        Southfield, Michigan
        --------------------                                 (zip code)
(Address of principal executive offices)


                Lear Corporation Long-Term Stock Incentive Plan


                            (Full title of the Plan)

          -----------------------------------------------------------

                               Joseph F. McCarthy

                 Vice President, Secretary and General Counsel

                                Lear Corporation

                              21557 Telegraph Road

                        Southfield, Michigan 48086-5008
                        -------------------------------
                    (Name and address of agent for service)

                                 (248) 447-1500
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

================================================================================================================================

TITLE OF SECURITIES              AMOUNT TO BE       PROPOSED MAXIMUM OFFERING   PROPOSED MAXIMUM AGGREGATE     AMOUNT OF
TO BE REGISTERED (1)             REGISTERED (1)     PRICE PER SHARE (2)         OFFERING PRICE (2)             REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value     3,300,000 shares         $52.00                    $171,600,000.00           $50,622.00
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Pursuant to Rule 416(a), this Registration Statement shall be deemed to cover any additional shares of Lear Corporation common stock, par value $.01 ("Common Stock"), which may be issuable to the Lear Corporation Long-Term Stock Incentive Plan.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) on the basis of the average high and low prices reported for shares of Common Stock on the New York Stock Exchange Composite Tape on May 12, 1999, which was $52.00.

                                EXPLANATORY NOTE

         Pursuant to General Instruction E of Form S-8, this Registration Statement registers and additional 3,300,000 shares of common stock, par value $.01 of Lear Corporation that many be awarded under the Company's Long-Term Stock Incentive Plan, as amended.


                                     PART II


               INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

         The contents of the Registration Statement on Form S-8 as file on November 19, 1996, Registration Statement No. 333-16413, as the same may be hereafter amended, is incorporated by reference into this Registration Statement.

ITEM 8.    EXHIBITS

         EXHIBIT
         NUMBER          DESCRIPTION

         5.1 Opinion of Winston & Strawn as to the legality of the securities being registered

         23.1     Consent of Arthur Andersen LLP

         23.2 Consent of Winston & Strawn (included in their opinion filed as Exhibit 5.1)

         24.1     Powers of Attorney (included on the signature page hereof)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, Michigan on the 13th day of May, 1999.


                                      LEAR CORPORATION


                                     By: /s/ Kenneth L. Way
                                        ----------------------------------------
                                     Kenneth L. Way
                                     Chairman of the Board and
                                     Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth L. Way, Robert E. Rossiter and James H. Vandenberghe and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                          Title                                Date
---------                                          -----                                ----
/s/ Kenneth L. Way                                 Chairman of the Board and            May 13, 1999
----------------------------------------           Chief Executive Officer
Kenneth L. Way                                     (Principal Executive Officer)

/s/ Robert E. Rossiter                             Director, President and Chief        May 13, 1999
----------------------------------------           Operating Officer
Robert E. Rossiter

/s/ James H. Vandenberghe
----------------------------------------           Director, Vice Chairman of the       May 13, 1999
James H. Vandenberghe                              Board

/s/ Donald J. Stebbins
----------------------------------------           Senior Vice President and Chief      May 13, 1999
Donald J. Stebbins                                 Financial Officer (Principal
                                                   Financial and Principal
                                                   Accounting Officer)

/s/ David Bing                                     Director                             May 13, 1999
----------------------------------------
David Bing

/s/ Gian Andrea Botta
----------------------------------------           Director                             May 13, 1999
Gian Andrea Botta

/s/ Irma B. Elder
----------------------------------------           Director                             May 13, 1999
Irma B. Elder

/s/ Larry W. McCurdy
----------------------------------------           Director                             May 13, 1999
Larry W. McCurdy

/s/ Roy E. Parrott                                 Director                             May 13, 1999
----------------------------------------
Roy E. Parrott

/s/ Robert W. Shower                               Director                             May 13, 1999
----------------------------------------
Robert W. Shower



/s/ David P. Spalding
---------------------------------------            Director                             May 13, 1999
David P. Spalding

/s/ James A. Stern
--------------------------------------             Director                             May 13, 1999
James A. Stern

                                  EXHIBIT INDEX


          EXHIBIT
          NUMBER                        DESCRIPTION

         5.1 Opinion of Winston & Strawn as to the legality of the securities being registered

         23.1              Consent of Arthur Andersen LLP

         23.2 Consent of Winston & Strawn (included in their opinion filed as Exhibit 5.1)

         24.1 Powers of Attorney (included on the signature page hereof)